EXHIBIT 99.1

DATAWATCH CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2011

Company Embarks on Transition to Capture Market Opportunity

Chelmsford, MA—April 28, 2011—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of report analytics products and services, today announced that revenue for its second quarter ended March 31, 2011 was $4.45 million, a 3% decrease from revenue of $4.57 million in the year ago second quarter.  License revenue for the second quarter was $2.55 million, a 2% decrease compared to $2.59 million from the comparable quarter a year ago. Revenue for the six months ended March 31, 2011 was $8.63 million, a 2% decrease from revenue of $8.81 million in the first six months last year.  License revenue for the six months was $4.66 million, a 2% decrease compared to $4.76 million in the first six months of last year.

Net loss for the second quarter of 2011 was $511,000, or ($0.09) per diluted share, compared to a net loss of $97,000, or ($0.02) per diluted share, for the year ago period.  The net loss for the six months ended March 31, 2011 was $282,000, or ($.05) per diluted share as compared to a net loss of $297,000, or ($.05) per diluted share in the first six months of last year. The 2011 second quarter included a charge of $641,000, or $0.11 per diluted share, in connection with a restructuring to align the sales and marketing operations with the company’s new business strategy. Excluding the effects of the restructuring charge, the Company’s non–GAAP net income for the three months ended March 31, 2011 would have been $130,000, or $0.02 per diluted share, and for the six months the non-GAAP net income would have been $359,000, or $0.06 per diluted share.

Michael A. Morrison, President and Chief Executive Officer of Datawatch, said, “Excluding the impact of the restructuring, we achieved profitability on an operating basis in the second quarter, despite a slight decline in year over year revenue.  Our recent history of declining revenue is unacceptable, and we are committed to returning the company to consistent year over year revenue growth through improved product positioning and focused sales and marketing execution.  During the second quarter, we took aggressive steps toward achieving these goals by aligning the entire organization behind our report analytics business strategy and implementing a focused go-to-market sales model to pursue this strategy.  We also strengthened our sales and marketing organizations with the hiring of experienced industry professionals who will help drive revenue growth.  By taking these steps now, we are putting ourselves in a position to capitalize on the opportunity in front of us.  The feedback we are receiving on our vision from customers and industry analysts has been extremely positive, and has reinforced a renewed energy within the organization.”

He added, "With the release of Datawatch BDS v8, the latest version of the company’s report management system, we continue to strengthen our product portfolio, which offers the only complete report analytics solution in the market.  The Datawatch solution enables organizations to transform data trapped in reports, PDFs, text files, XML and other static content into dynamic and interactive analytic environments that empower users with improved decision-making tools throughout their operations.  Datawatch operates on the premise that reports and other widely deployed content already hold the key to better decision making for organizations, but this data must be organized and made more dynamic through a report analytics system like that which Datawatch provides today.  Our ability to help organizations discover the power of the data that is already available to them in existing reports and business documents will help them achieve accelerated decision making at much lower cost than traditional approaches, such as data warehousing and business intelligence. ”

Second Quarter Business Highlights

•
HCA Healthcare (UK), London’s largest private hospital group, chose Datawatch’s Monarch Enterprise Server as its report analytics solution, joining other leading healthcare companies worldwide that use Datawatch solutions, including United Healthcare, U.S. Naval Hospital, Humana, Johns Hopkins Hospital and NYU Medical Center.

•
Datawatch announced the release of Datawatch BDS v8, the latest version of the company’s report management, archive, analytics and distribution solution, providing performance improvements, enhanced security and Red Hat Linux support.

•
Citizens Bank, owned by The Royal Bank of Scotland, chose Datawatch’s Monarch report mining solution to analyze the reports and business documents stored in its content management system, joining other leading companies that use the Datawatch Monarch report mining solution, including J.P. Morgan Chase, U.S. Foodservice, Wells Fargo, Sherwin Williams and the State of New York.

Second Quarter Financial Highlights

•	Cash and short-term investments grew to $7.75 million at 3/31/11, up 10% from $7.05 million at 09/30/10.

•	Gross margin for the second quarter of 2011 was 73.2%, compared to 70.7% in the first quarter of 2011.

•	Days sales outstanding was 53 days at 3/31/11, compared to 54 days at 12/31/10 and 55 days at 3/31/10.

Murray Fish, Chief Financial Officer of Datawatch, commented, “We are pleased that our disciplined expense management and attention to growing our cash balances have positioned us well to execute on our strategy and make targeted investments in the business to fully realize the available market opportunity.  While these investments may have a short term impact on profitability, we have adequate financial resources to implement our business strategy moving forward."

Investor Conference Call and Webcast

The senior management of Datawatch will host a conference call and Webcast to discuss the second quarter results this afternoon, Thursday, April 28, 2011 at 4:30 pm ET.  To access the call, please dial 1-877-407-0782.  Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=164156.  It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The Webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH) empowers organizations to transform the massive amounts of information that is trapped in static reports, PDF files, XML files and other content-rich, but difficult-to-use data sources, into a dynamic information analytics system that accelerates and improves decision-making throughout their operations. Datawatch’s technology allows its tens of thousands of customers worldwide to leverage the investments they have made in reports from ERP, CRM and other custom applications into high performance analytic information at a fraction of the cost and time of traditional approaches. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Sydney and Manila, with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; competition in the software industry; Datawatch's dependence on its principal products; proprietary software technology and software license agreements; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; Datawatch’s dependence on its ability to hire and retain skilled personnel; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2010 and Form 10-Q for the quarter ended December 31, 2010. Any forward-looking statements should be considered in light of those factors.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

REVENUE:
Software licenses and subscriptions	$2,552	$2,593	$4,662	$4,759
Maintenance and services	1,902	1,978	3,972	4,047
Total revenue	4,454	4,571	8,634	8,806

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	586	648	1,131	1,222
Cost of maintenance and services	606	747	1,287	1,506
Sales and marketing	1,479	1,588	2,705	3,135
Engineering and product development	648	710	1,283	1,419
General and administrative	1,638	970	2,515	1,806
Total costs and expenses	4,957	4,663	8,921	9,088

LOSS FROM OPERATIONS	(503)	(92)	(287)	(282)
Other income (expense)	33	1	57	(1)

LOSS BEFORE INCOME TAXES	(470)	(91)	(230)	(283)
Income tax provision	41	6	52	14

NET LOSS	$(511)	$(97)	$(282)	$(297)

Net loss per share - Basic	$(0.09)	$(0.02)	$(0.05)	$(0.05)

Net loss per share - Diluted	$(0.09)	$(0.02)	$(0.05)	$(0.05)

Weighted Average Shares Outstanding - Basic	5,972	5,930	5,960	5,928

Weighted Average Shares Outstanding - Diluted	5,972	5,930	5,960	5,928

Non-GAAP Disclosure - Reconciliation of Net Loss to Net Income Excluding the Effects of Restructuring Charge
of $641,000 included in General and Administrative expense:

Net Loss	$(511)		$(282)
Add-back Restructuring Severance Charges	641		641

Net income (non-GAAP)	$130		$359

Net income per share - Basic	$0.02		$0.06

Net income per share - Diluted	$0.02		$0.06

Weighted Average Shares Outstanding - Basic	5,972		5,960

Weighted Average Shares Outstanding - Diluted	6,195		6,156

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	March 31,	September 30,
	2011	2010

Cash and cash equivalents	$7,752	$7,053
Accounts receivable, net	2,394	2,228
Prepaid expenses and other current assets	580	411
Total current assets	10,726	9,692

Property and equipment, net	281	340
Intangible and other assets, net	1,074	1,455

	$12,081	$11,487

Accounts payable and accrued expenses	$2,704	$2,079
Deferred revenue - current portion	3,583	3,427
Total current liabilities	6,287	5,506

Total long-term liabilities	294	302

Total shareholders' equity	5,500	5,679

	$12,081	$11,487

Contacts

Investor Contact:
Datawatch Investor Relations
978-441-2200 ext. 8323
investor@datawatch.com
or
Media Contacts:
Murray Fish, 978-441-2200, ext. 8208
CFO
Fax: (978) 453-4443
murray_fish@datawatch.com
or
Greenough Communications
Stacey Mann, 617-275-6523
smann@greenoughcom.com
or
Jena Coletti, 617-275-6528
jcoletti@greenoughcom.com

© 2011 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.